Exhibit 99.1

The AZEK® Company Announces Definitive Agreement to Sell Commercial Segment’s Vycom Business to Plaskolite

CHICAGO—October 11, 2023 (BUSINESS WIRE)-- The AZEK Company Inc. (NYSE: AZEK) ("AZEK" or the “Company”), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK® Trim, and StruXure™ pergolas, has entered into a definitive agreement to sell its Vycom business, a division of its Commercial segment, to Ohio-based Plaskolite, LLC, a global leader in the manufacturing of engineering thermoplastics.

Jesse Singh, AZEK’s CEO, said, “Since Vycom’s founding in 1983, our Vycom team members have created a thriving manufacturer of market-leading brands of innovative plastic solutions used across a variety of commercial, industrial and non-residential end markets. The complementary cultural fit of Plaskolite, combined with its commitment to cultivating long-lasting customer relationships and its reputation for providing the highest quality products in the industry, will both support a smooth transition and elevate Vycom’s business to the next level. We thank the entire Vycom team for their hard work and celebrate their commitment to continuing to deliver sustainable innovative plastic sheet solutions to their customers.”

John Szlag, Co-President at Plaskolite, said, "We are excited to welcome Vycom into the Plaskolite family. This acquisition allows us to better serve our customers by offering a broader range of thermoplastic solutions. Vycom's expertise in engineered products along with their commitments to both manufacturing safety and sustainability perfectly complements Plaskolite's core values."

Mr. Singh continued, “This transaction helps simplify our portfolio and further focuses AZEK on our strategic higher growth and margin opportunities in the repair and remodel and outdoor living markets associated with our Residential segment, including our Deck, Rail and Accessories and Exteriors businesses. AZEK’s balance sheet strength, low leverage and strong cash flow generation provides the financial flexibility to pursue this strategic disposition.”

The sale of Vycom is expected to close on November 1, 2023.

Additional information regarding the transaction will be discussed during AZEK’s fiscal fourth quarter earnings call in late November 2023.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future operations are forward-looking statements. In some cases, forward looking statements may be identified by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "could," "would," "expect," "objective," "plan," "potential," "seek," "grow," "target," "if," or the negative of these terms and similar expressions intended to identify forward-looking statements. Unless specifically provided herein, no financial information for fiscal years 2023 and 2024, including operating results or otherwise, should be inferred or extrapolated from the forward-looking statements provided in this press release. Other

Exhibit 99.1

forward-looking statements may include, without limitation, statements with respect to use of proceeds from strategic divestitures; statements with respect to our ability to meet the future targets and goals we establish and the ultimate impact of our actions on our business; statements about our future expansion plans, capital investments, capacity targets and other future strategic initiatives; statements about any stock repurchase plans; statements about the markets in which we operate; and all other statements with respect to our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this release are forward-looking statements. We base our forward-looking statements on information available to us on the date of this release, and undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may otherwise be required by law. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, the risks and uncertainties set forth under "Risk Factors" and elsewhere in our reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that we file with the Securities and Exchange Commission from time to time. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements.

About The AZEK® Company

The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK Trim® and StruXure™ pergolas. Consistently recognized as a market leader in innovation, quality and aesthetics, products across AZEK’s portfolio are made from up to approximately 90% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping millions of pounds of waste out of landfills each year, and revolutionizing the industry to create a more sustainable future. The AZEK Company has recently been named one of America’s Climate Leaders by USA Today, a Top Workplace by the Chicago Tribune and a winner of the 2023 Real Leaders® Impact Awards. Headquartered in Chicago, Illinois, the company operates manufacturing and recycling facilities in Ohio, Pennsylvania, Idaho, Georgia, Nevada, New Jersey, Michigan and Minnesota. For additional information, please visit azekco.com.

About Plaskolite, LLC

Founded in 1950 in Columbus, Ohio, by Donald G. Dunn and family, Plaskolite, LLC is a global leader in the manufacturing of engineering thermoplastics, including Acrylic, Polycarbonate, ABS and PETG Sheet, Lighting Profiles and PMMA Polymers. Plaskolite is owned by Pritzker Private Capital along with the Dunn family, management and other co-investors. Plaskolite’s customized products are used in a wide variety of applications, including windows, doors, lighting, signs, point-of-purchase displays, transportation,

Exhibit 99.1

security and bath products. Plaskolite serves a diverse customer base including distributors, OEMs and retailers. For more information, please visit plaskolite.com.

AZEK Investor Relations Contact:

Eric Robinson

312-809-1093

ir@azekco.com

AZEK Media Contact:

Amanda Cimaglia

312-809-1093

media@azekco.com

Source: The AZEK Company Inc.